Exhibit 5.1

2nd March 2015

Arch Capital Group Ltd. Waterloo House 100 Pitts Bay Road Pembroke HM 08 Bermuda	Matter No.:319142 Doc Ref: 9382544v1 441 299 4965 graham.collis@conyersdill.com

Dear Sirs,

Arch Capital Group Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on 2nd March 2015 of a Registration Statement on Form S-3 to which this is an exhibit (the “Registration Statement” which term does not include any exhibit thereto or document incorporated by reference therein) relating to the shelf registration of (i) common shares of the Company (“Common Shares”), (ii) preference shares of the Company (“Preference Shares” and, together with Common Shares, “Equity Securities”, which term includes any Common Shares or Preference Shares to be issued pursuant to the conversion, exchange or exercise of any other securities), (iii) senior debt securities of the Company (“Senior Debt Securities”), (iv) subordinated debt securities of the Company (“Subordinated Debt Securities and, together with Senior Debt Securities, “Debt Securities”), (v) depositary shares of the Company representing Common Shares or Preference Shares (“Depositary Shares”), (vi) warrants to purchase Common Shares (“Common Share Warrants”), (vii) warrants to purchase Preference Shares (“Preference Share Warrants”), (viii) warrants to purchase Debt Securities (“Debt Security Warrants” and, together with Common Share Warrants and Preference Share Warrants, “Warrants”), (ix) share purchase contracts obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, or obligating the Company to purchase from the holders thereof, and such holders to sell to the Company, at a future date, a specified number of Common Shares (“Contracts”), (x) share purchase units, each consisting of a Contract and a beneficial interest in Senior Debt Securities, Subordinated Debt Securities, Preference Shares, Arch U.S. Preferred Stock (as defined below), Arch U.S. Senior Debt Securities (as defined below), Arch U.S. Subordinated Debt Securities (as defined below) or debt or equity obligations of third parties, including U.S. Treasury securities (“Units”), (xi) guarantees of Arch U.S. Preferred Stock (“Arch U.S. Preferred Stock Guarantees”), (xii) guarantees of Arch U.S. Senior Debt Securities (“Arch U.S. Senior Debt Securities Guarantees”), (xiii) guarantees of Arch U.S. Subordinated Debt Securities (such guarantees, together with Arch U.S. Preferred Stock Guarantees and Arch U.S. Senior Debt Securities Guarantees, “Guarantees”) (the securities referred to in items (i) through (xiii) above are herein sometimes collectively referred to as the “Securities”), (xiv) preferred stock of Arch Capital Group (U.S.) Inc. (“Arch U.S. Preferred Stock”), guaranteed by the Company, (xv) senior debt securities of Arch Capital Group (U.S.) Inc. (“Arch U.S. Senior Debt Securities”), guaranteed by the Company and (xvi) subordinated debt securities of Arch Capital Group (U.S.) Inc. (“Arch U.S. Subordinated Debt Securities”) (the securities referred to in items (xiv), (xv) and (xvi) above are herein sometimes collectively referred to as the “Arch U.S. Securities”). The Securities may be issued from time to time by the Company and the Arch U.S. Securities may be issued from time to time by Arch Capital Group (U.S.) Inc. after the Registration Statement to which this opinion is an exhibit becomes effective. In addition, selling shareholders may sell Common Shares pursuant to the Registration Statement.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 2nd March 2015, copies of minutes of a meeting of the board of directors of the Company (the “Board”) held on 27th February 2015 (the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (i) that the Company’s shares will be listed on an appointed stock exchange as defined in the Companies Act 1981 and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of 23rd April 2004 will not have been revoked or amended at the time of issuance of any Securities, (j) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Contracts and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the applicable purchase, underwriting or similar agreement and, if Debt Securities are to be issued, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law; (m) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (n) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended, entitled “Prospectuses and Public Offers”.

The obligations of the Company in connection with any Security (other than an Equity Security) and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

“Non-assessability” is not a legal concept under Bermuda law, but when we describe the Equity Securities herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any such shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Equity Securities or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter, except that Cahill Gordon & Reindel llp may rely on this opinion as to all matters of Bermuda law in rendering their opinion to the Company dated the date hereof and filed as Exhibit 5.2 to the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Upon the due issuance of Equity Securities and payment of the consideration therefor, such Equity Securities will be validly issued, fully paid and non-assessable.

3.
Upon the due issuance of: (a) Senior Debt Securities of any series; (b) Subordinated Debt Securities of any series; (c) Depositary Shares; (d) Common Share Warrants; (e) Preference Share Warrants; (f) Debt Security Warrants; (g) Contracts; (h) Units; and/or (i) Guarantees, and payment of the consideration therefor (or, in the case of the Guarantees, the related Arch U.S. Securities), such Securities will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities under United States Federal Securities Laws” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

CONYERS DILL & PEARMAN LIMITED

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